Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

March 26, 2026

PERSONAL AND CONFIDENTIAL

Datacentrex, Inc.

470 W 200 N STE 18

Salt Lake City, UT 84103

Attn: Parker Scott, Chief Executive Officer

Dear Mr. Scott:

Subject to the terms and conditions herein (this “Agreement”), Datacentrex, Inc., a Nevada corporation (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being subsidiaries or affiliates of Datacentrex, Inc., the “Company”), hereby agrees to sell the securities of the Company described in the immediately succeeding paragraph directly to various investors (each, an “Investor” and collectively, the “Investors”) through Dominari Securities LLC, a Delaware limited liability company, as the exclusive placement agent (the “Placement Agent”).

The securities to be sold shall be an aggregate up to $20,170,000.00 shares of common stock, $0.001 par value per share, of the Company (“Common Stock”) and/or pre-funded warrants to purchase Common Stock (the “Pre-funded Warrants”), each Pre-funded Warrant to purchase one share of Common Stock (the “Pre-funded Warrant Shares”). The Common Stock, Pre-funded Warrants (if applicable), and Pre-funded Warrant Shares (if applicable), the Placement Agent Warrants (as defined herein) and the PA Warrant Shares (as defined herein) are hereinafter collectively referred to as the “Securities.” Each share of Common Stock shall have a purchase price of $2.00 and each Pre-funded Warrant shall have a purchase price of $1.99, if applicable. The Pre-funded Warrants will have an exercise price of $0.01 per share, be non-tradeable and not expire until the Pre-funded Warrants are exercised in full. This Agreement and the documents executed and delivered by the Company in connection with the Offering (as defined below), including, without limitation, the Placement Agent Warrants, Pre-funded Warrant, the form of which is attached hereto as Exhibit B, and the Lock-Up Agreements, the form of which is attached hereto as Exhibit C shall be collectively referred to herein as the “Transaction Documents.” The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering.

The Securities will be offered and sold to the Investors in the Offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Securities Act”).

The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1. Agreement to Act as Placement Agent.

(a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agent shall be the exclusive placement agent in connection with the offering and sale by the Company of the Securities, with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations between the Company, the Placement Agent and the prospective Investors. The Placement Agent will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the prospective Offering. Under no circumstances will the Placement Agent or any of its Affiliates (as defined below) be obligated to underwrite or purchase any of the Securities for its own account or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at the closing of the Offering (the “Closing” and the date on which each Closing occurs, a “Closing Date”). As compensation for services rendered, on each Closing Date, the Company shall pay to the Placement Agent the fees and expenses set forth below:

(i) a transaction fee equal to eight percent (8%) of the gross proceeds of the aggregate amount of securities sold in the Offering payable at the Closing (“Cash Fee”).

(ii) warrants to purchase shares of Common Stock of the Company equal to eight percent (8%) of the shares of Common Stock sold in the Offering, in the form attached hereto as Exhibit A (“Placement Agent Warrants”). The terms of the Placement Agent Warrants shall have an exercise price of $2.00 per warrant, be non-tradeable and expire five (5) years from the date of issuance.

(iii) one percent (1%) of the gross proceeds of the Offering for non-accountable expenses payable at the Closing.

(b) The term of the Placement Agent’s exclusive engagement will begin on the date hereof and end on the earlier of the (i) the Closing of the Offering, or (ii) twelve (12) months from March 10, 2026 (the “Term”). The Placement Agent’s engagement hereunder shall be exclusive for the duration of the Term. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable, if any, and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(g) will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

(c) Lock-Ups. In connection with the Offering, (i) each of the Company’s directors and executive officers will enter into customary “lock-up” agreements in favor of the Placement Agent for a period of six (6) months after the initial Closing Date (the “Lock-Up Period”); (ii) each of the Company and any successors of the Company will agree, during the Lock-up Period, that each will not (A) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (B) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, other than a registration statement on Form S-8. Schedule 1 hereto contains a complete and accurate list of the Company’s officers and directors (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Placement Agent an executed Lock-Up Agreement, in the form attached hereto as Exhibit C (the “Lock-Up Agreement”), prior to the execution of this Agreement.

Section 2. Representations, Warranties and Covenants of the Company.

(a) The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a “shelf” registration statement on Form S-3 (File No. 333-286951), and amendments thereto, and related prospectus or prospectuses, for the registration under the Securities Act of the Securities which registration statement, as so amended (including post-effective amendments, if any), became effective on May 30, 2025. At the time of such filing, the Company met the requirements of Form S-3 under the Securities Act. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule. The Company will file with the Commission pursuant to Rule 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a supplement to the Base Prospectus (as defined herein) included in such registration statement relating to the sale of the Securities and the plan of distribution thereof and has advised the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus”; and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus Supplement.” Any reference in this Agreement to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) which were filed under the Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be. To the Company’s knowledge, no stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or is threatened by the Commission. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the “Time of Sale Prospectus” means the preliminary prospectus, if any, together with the free writing prospectuses, if any, used in connection with the Offering, including any documents incorporated by reference therein.

(b) The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus, the Time of Sale Prospectus and the Prospectus Supplement, each as of its respective date, comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. Each of the Base Prospectus, the Time of Sale Prospectus and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Base Prospectus or Prospectus Supplement), in the light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus, the Time of Sale Prospectus or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Base Prospectus, the Time of Sale Prospectus or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which (x) have not been described or filed as required or (y) will not be filed within the requisite time period.

(c) Any certificate signed by an officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters set forth therein.

(d) The Company acknowledges that the Placement Agent will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(e) Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Investors that it shall have publicly disclosed all material, non-public information delivered to any of the Investors by the Company or any of its Subsidiaries (as defined herein), or any of their respective officers, directors, employees or agents, including, without limitation, the Placement Agent, in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, including, without limitation, the Placement Agent, employees or Affiliates on the one hand, and any of the Investors or any of their Affiliates on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that each Investor and the Placement Agent shall be relying on the foregoing covenant in effecting transactions in securities of the Company. The Company and the Placement Agent shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Placement Agent shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Placement Agent, or without the prior consent of the Placement Agent, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by Law (as defined herein), in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission or any regulatory agency or Trading Market (as defined herein), without the prior written consent of such Investor, except (a) as required by federal securities Law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by Law or Trading Market regulations, in which case the Company shall provide the Investors and Placement Agent with prior notice of such disclosure permitted under this clause (b). “Subsidiary” means any subsidiary of the Company as set forth in the SEC Reports and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof. “Laws” with respect to a Person means any federal, state, local, municipal, or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Authority applicable to such Person or any of its Subsidiaries, including its respective business and operations. “Governmental Authority” means any federal, state, county, local, municipal or other government or political subdivision thereof, whether domestic or foreign, and any agency, authority, commission, ministry, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any such government. “Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York, New York time) on any Trading Day, 9:01 a.m. (New York, New York time) on the Trading Day immediately following the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent, and (ii) if this Agreement is signed between midnight (New York, New York time) and 9:00 a.m. (New York, New York time) on any Trading Day, no later than 9:01 a.m. (New York, New York time) on the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent.

(f) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person in connection with the execution, delivery, and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 2(e) of this Agreement, (ii) the filing with the Commission of the Prospectus Supplement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Common Stock, the Pre-Funded Warrant Shares and Placement Agent Warrant Shares for trading thereon in the time and manner required thereby and (iv) such filings as are required to be made under applicable state securities Laws (collectively, the “Required Approvals”).

(g) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, including, without limitation, the issuance of the Placement Agent Warrants, and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and the Placement Agent Warrants and/or any other applicable agreement, has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(h) Issuance of the Securities. The Securities will be duly authorized, validly issued, fully paid and non-assessable upon payment of the purchase price therefor to the Company in accordance with the terms of the Transaction Documents, and will have the rights, preferences and priorities set forth in the Company’s Articles of Incorporation (as the same may be amended or restated from time to time). The holders of Securities will not be subject to personal liability solely by reason of being such holders. The shares of Common Stock issuable upon exercise of the Placement Agent Warrants (the “PA Warrant Shares”) and, when issued in accordance with this Agreement and the Placement Agent Warrants, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, charges, pledges, security interests, encumbrances or other restrictions imposed by the Company other than restrictions on transfer provided for in this Agreement and the Placement Agent Warrants. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Placement Agent Warrants. The issuance of the Placement Agent Warrants and PA Warrant Shares are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company. No holder of Placement Agent Warrants or PA Warrant Shares will be subject to personal liability solely by reason of being such a holder.

(i) Independent Accountants. To the knowledge of the Company, Haynie & Company (the “Auditor”), whose respective reports are filed with the Commission and included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus, and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board. The Auditor has not, during the periods covered by the financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus, and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(j) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(k) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Securities.

(l) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action or proceeding by or before any court or Governmental Authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

Section 3. Delivery and Payment.

The Closing shall occur at the offices of Company counsel (or at such other place as shall be agreed upon by the Placement Agent and the Company, including via remote transmission of Closing documentation). Subject to the terms and conditions hereof, at the Closing, payment of the purchase price for the Securities sold on the Closing Date shall be made by Federal funds wire transfer, against delivery of such Securities, and such Securities shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request at least one (1) business day before the time of purchase.

Deliveries of the documents with respect to the purchase of the Securities, if any, shall be made at the offices of Company counsel. All actions taken at the Closing shall be deemed to have occurred simultaneously.

Section 4. Covenants and Agreements of the Company and Placement Agent.

The Company further covenants and agrees with the Placement Agent as follows:

(a) Registration Statement. The Company has delivered, or will as promptly as practicable deliver, to the Placement Agent materially complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Base Prospectus, the Time of Sale Prospectus and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Placement Agent reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the Offering and sale of the Securities pursuant to the Offering other than the Base Prospectus, the Time of Sale Prospectus, the Prospectus Supplement, the Registration Statement, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.

(b) Amendments, Supplements and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement. If during the Offering period, any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Placement Agent or counsel for the Placement Agent, it becomes necessary to amend or supplement the SEC Reports in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the SEC Reports, the Company will promptly prepare an appropriate amendment or supplement to the SEC Reports, that is necessary in order to make the statements therein as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the SEC Reports, as so amended or supplemented, will comply with law. Before amending the SEC Reports, the Company will furnish the Placement Agent with a copy of such proposed amendment or supplement and will not distribute any such amendment or supplement to which the Placement Agent reasonably objects. For the purposes of the Agreement, the “SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material, including the exhibits thereto and documents incorporated by reference therein, together with the Base Prospectus and Prospectus Supplement.)

(c) Copies of any Amendments and Supplements to the SEC Reports. The Company will furnish the Placement Agent, without charge, during the period beginning on the date hereof and ending on the Closing Date of the Offering, as many copies of the SEC Reports and other documents to be furnished to Investors as the Placement Agent may reasonably request; provided that the Company’s filing of the SEC Reports on EDGAR shall be deemed to satisfy this covenant.

(d) Transfer Agent. The Company will maintain, at its expense, a transfer agent for the Common Stock.

(e) Periodic Reporting Obligations. For as long as the Company remains subject to the reporting requirements of the Exchange Act, the Company will duly file, on a timely basis, with the Commission and The Nasdaq Capital Market (or any successor quotation service, exchange or marketplace) all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(f) Additional Documents. The Company will enter into any customary Closing documentation as the Placement Agent or the Investors deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Placement Agent and the Investors.

(g) No Manipulation of Price. The Company has not taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any Common Stock.

(h) Acknowledgment. The Company acknowledges that any advice given by the Placement Agent to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agent’s prior written consent.

(i) Announcement of Offering. The Company acknowledges and agrees that the Placement Agent may, subsequent to the Closing and at the Placement Agent’s expense, make public its involvement with the Offering.

(j) Reliance on Others. The Company confirms that it will rely on its own counsel and accountants for legal and accounting advice.

(k) Research Matters. By entering into this Agreement, the Placement Agent does not provide any promise, either explicitly or implicitly, of favorable or continued research coverage of the Company and the Company hereby acknowledges and agrees that the Placement Agent’s selection as a placement agent for the Offering was in no way conditioned, explicitly or implicitly, on the Placement Agent providing favorable or any research coverage of the Company. In accordance with FINRA Rule 2711(e), the parties acknowledge and agree that the Placement Agent has not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to the Company or inducement for the receipt of business or compensation. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Placement Agent’s investment banking divisions. The Company acknowledges that the Placement Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

Section 5. Conditions of the Obligations of the Placement Agent.

The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof and in the Transaction Documents, in each case as of the date hereof and as of the Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a) Transaction Documents. The Transaction Documents shall have been executed and delivered by the Company.

(b) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement, and any Prospectus, and the registration, and the sale and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Placement Agent’s counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 5.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, in the Placement Agent’s sole judgment after consultation with the Company, there shall not have occurred any (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

(d) Chief Financial Officer Certificate. At the time this Agreement is executed, the Placement Agent shall receive a signed letter from the Company’s Chief Financial Officer addressed to the Placement Agent in form and substance reasonably satisfactory to the Placement Agent and its counsel, in all material respects. The certificate shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Incorporated Documents or the applicable Prospectus or prospectus supplement, which, in the Placement Agent’s sole judgment, is material and adverse and that makes it, in the Placement Agent’s sole judgment, impracticable or inadvisable to proceed with the Offering of the Securities as contemplated by such Prospectus.

(e) Cold Comfort Letter. On the Closing Date, the Placement Agent shall receive a signed cold comfort letter from the Company’s Auditor addressed to the Placement Agent containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained or incorporated or deemed incorporated by reference in the Registration Statement, the Time of Sale Prospectus, and the Prospectus, addressed to the Placement Agent and in form and substance reasonably satisfactory to the Placement Agent and its counsel, in all material respects, dated as of the date of the Closing Date.

(f) Officer’s Certificate. The Placement Agent shall have received on the Closing Date a certificate of the Company, dated as of the Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, to the effect that, and the Placement Agent shall be satisfied that, the signers of such certificate have reviewed the Registration Statement, the Incorporated Documents, any Prospectus, and this Agreement and to the further effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement or the use of any Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

(iii) When the Registration Statement became effective, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Incorporated Documents, if any, when such documents became effective or were filed with the Commission, and any Prospectus, contained all material information required to be included therein by the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement and the Incorporated Documents, if any, and any Prospectus, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein) and, since the effective date of the Registration Statement, there has occurred no event required by the Securities Act and the rules and regulations of the Commission thereunder to be set forth in the Incorporated Documents which has not been so set forth; and

(iv) Subsequent to the respective dates as of which information is given in the Registration Statement, the Incorporated Documents and any Prospectus, there has not been: (a) any Material Adverse Effect; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants) or outstanding indebtedness of the Company or any Subsidiary; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect. “Material Adverse Effect” means any event, circumstance, change, occurrence, effect or development that, individually or in the aggregate, has had, or would reasonably be expected to have, (i) a material adverse effect on the legality, validity, or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect, on a timely basis, its obligations under any Transaction Document; provided that a change in the market price or trading volume of the Common Stock alone shall not be deemed, in and itself, to constitute a Material Adverse Effect.

(g) Secretary’s Certificate. At the Closing Date, the Placement Agent shall have received a certificate of the Company signed by the Secretary or another authorized officer of the Company, dated the Closing Date certifying on behalf of the Company and not in an individual capacity: (i) that the articles of incorporation, as amended, of the Company are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; and (iii) as to the incumbency of the officers of the Company.

(h) Placement Agent Compensation. The Cash Fee, Placement Agent Warrants and expenses calculated in the manner provided in Section 1(a) of this Agreement and reimbursement of expenses as set forth in Section 6 of this Agreement shall have been paid or delivered to the Placement Agent by wire transfer of immediately available funds to an account specified by the Placement Agent to the Company at or prior to the Closing, with the Placement Agent Warrants delivered by overnight delivery following the Closing.

(i) Additional Documents. On or before the Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(j) The Placement Agent shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Base Prospectus, the Prospectus Supplement or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of counsel for the Placement Agent, is material or omits to state any fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(k) The Common Stock is registered under the Exchange Act and, as of the Closing Date, the Company shall have filed with The Nasdaq Stock Market (the “Trading Market”) a Listing of Additional Shares covering the Common Stock, PA Warrant Shares, and Pre-funded Warrant Shares and satisfactory evidence of such action shall have been provided to the Placement Agent. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market or other applicable U.S. national exchange, nor, except as disclosed in the Base Prospectus, Time of Sale Prospectus and Prospectus Supplement, has the Company received any information suggesting that the Commission or the Trading Market or other U.S. applicable national exchange is contemplating terminating such registration or listing.

(l) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

(m) FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by the Placement Agent, make or authorize Placement Agent’s counsel to make on the Company’s behalf, any filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 with respect to the Placement and pay all filing fees required in connection therewith.

(n) Lock-Up Agreements. On or before the date of this Agreement, the Company shall have delivered to the Placement Agent executed copies of the Lock-Up Agreements from each of the persons listed in Schedule 1 hereto.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 6. Payment of Expenses.

The Company will be responsible for and will pay all expenses relating to the Offering, including, without limitation, (a) all filing fees and expenses relating to the registration of the Securities with the Commission; (b) all fees and expenses relating to the listing of the Company’s equity or equity-linked securities on the Trading Market; (c) all fees, expenses and disbursements relating to the registration or qualification of the Securities under the “blue sky” securities laws of such states and other jurisdictions as the Placement Agent may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be the Placement Agent’s counsel) unless such filings are not required; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as Placement Agent may reasonably designate; (e) the costs of all mailing and printing of the Offering documents; (f) transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to the Placement Agent; (g) the fees and expenses of the Company’s accountants; and (h) $250,000 for legal fees and disbursements for the Placement Agent’s counsel. Notwithstanding the foregoing, in the event that an Offering pursuant to this Agreement shall not be carried out for any reason whatsoever during the Term, the Company shall be obligated to pay to Placement Agent its actual and accountable out-of-pocket expenses related to the Offering not to exceed $250,000 including the legal fees and disbursements of Placement Agent’s legal counsel.

Section 7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Placement Agent, its Affiliates and each person controlling the Placement Agent (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of the Placement Agent, its Affiliates and each such controlling person (the Placement Agent, and each such entity or person. an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all reasonable and documented out of pocket fees and expenses (including the reasonable and documented out of pocket fees and expenses of one (1) counsel for all Indemnified Persons, except as otherwise expressly provided herein) (collectively, the “Expenses”) as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any actions, whether or not any Indemnified Person is a party thereto, (i) caused by a breach by the Company of any of its representations, warranties or covenants contained in this Agreement or in any certificate delivered by or on behalf of the Company in connection with this Agreement, (ii) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in the SEC Reports or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in such documents) or (iii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions; provided, however, that, in the case of clause (iii) only, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person that are finally judicially determined to have resulted primarily from such Indemnified Person’s (x) fraud, gross negligence, bad faith or willful misconduct in connection with any of the advice, actions, inactions or services referred to above or (y) use of any Offering materials or information concerning the Company in connection with the offer or sale of the Securities in the Offering which were not authorized for such use by the Company and which use constitutes negligence, bad faith or willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person’s rights under this Agreement.

(b) Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been prejudiced by such failure. The Company shall, if requested by the Placement Agent, assume the defense of any such action including the employment of counsel reasonably satisfactory to the Placement Agent, which counsel may also be counsel to the Company. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such action (including any impeded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Company from representing both the Company (or another client of such counsel) and any Indemnified Person; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any action or related actions, in addition to any local counsel. The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agent (which shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(c) In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with this Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Placement Agent pursuant to this Agreement. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agent on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (b) the fees paid to the Placement Agent under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(d) The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that are finally judicially determined to have resulted primarily from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

(e) The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement.

(f) The Company acknowledges that none of the Indemnified Parties is acting as an attorney, accountant, or negotiator, that the Placement Agent will not make any recommendations about the Offering, and that the Company will seek its own professional advice with respect to the Offering.

(g) The parties agree that the obligations of each of the parties are solely corporate obligations, and that no officer, director, employee, agent, or shareholder of either party shall be subjected to any personal liability whatsoever to any Person, nor will any claim for liability or suit be asserted by, or on behalf of, either party. In no event shall the Placement Agent be liable to the Company, nor will the Company be liable to the Placement Agent, whether a claim be in tort, contract, or otherwise, for any amount in excess of the total amount paid by the Company to the Placement Agent under this Agreement.

Section 8. Representations and Indemnities to Survive Delivery.

The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the shares and warrants sold hereunder and any termination of this Agreement. A successor to the Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 9. Notices.

All communications hereunder shall be in writing and shall be mailed, hand delivered, telecopied or e-mailed and confirmed to the parties hereto as follows:

If to the Placement Agent to the address set forth above, attention: Legal Department, telecopy number: (212)-393-4500.

With a copy (which shall not constitute notice) to:

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 26th floor

New York, NY 10036

Attn: Ross D. Carmel, Esq.

If to the Company:

Datacentrex, Inc.

470 W 200 N STE 18

Salt Lake City, UT 84103

Attn: Parker Scott, Chief Executive Officer

With a copy (which shall not constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112-0015

Attn: Richard Friedman, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 10. Prior Agreement. By entering into this Agreement, the parties agree that any prior letter of engagement between the parties relating to the Offering, shall automatically terminate and cease to have any effect whatsoever and shall be superseded in its entirety by this Agreement. Notwithstanding anything to the contrary set forth herein, it is understood and agreed by the parties hereto that all other terms and conditions of that certain engagement letter between the Company and the Placement Agent, dated March 10, 2026, shall remain in full force and effect.

Section 11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 12. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 13. Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in New York, New York and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Placement Agent and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Placement Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Placement Agent mailed by certified mail to the Placement Agent’s address shall be deemed in every respect effective service process upon the Placement Agent, in any such suit, action or proceeding. Notwithstanding any provision of this Agreement to the contrary, the Company agrees that neither the Placement Agent nor its Affiliates, and the respective officers, directors, employees, agents and representatives of the Placement Agent, its Affiliates and each other person, if any, controlling the Placement Agent or any of its Affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by the Company that are finally judicially determined to have resulted from the bad faith or gross negligence of such individuals or entities. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 14. Right of First Refusal; Tail.

(a) For a period of twenty four (24) months following the initial Closing Date, if the Company or any of its Subsidiaries (a) decides to dispose of or acquire business units or acquire any of its outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend or distributions or a spin-off or split-off, the Placement Agent (or any Affiliate designated by the Placement Agent) shall have the right to act as the Company’s exclusive financial advisor for any such transaction; or (b) decides to finance or refinance any indebtedness, the Placement Agent (or any Affiliate designated by the Placement Agent) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (c) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities, the Placement Agent (or any Affiliate designated by the Placement Agent) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such transaction. If the Placement Agent fails to accept an offer within ten (10) business days after the receipt of a notice containing the material terms of a proposed financing by email, registered mail or overnight courier service addressed to the Placement Agent, then the Placement Agent shall have no further claim or right with respect to the financing proposal contained in such notice. If, however, the terms of such financing proposal are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made. The Placement Agent’s failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals. Notwithstanding anything in this Section 14 to the contrary, if in the future the Company elects to sell its existing business or spin it off to its existing shareholders as of a record date, this right of first refusal shall not be applicable.

(b) For a period of twenty four (24) months after the Closing Date, the Placement Agent will receive compensation equal to the Cash Fee and the Placement Agent Warrants set forth herein with respect to any Transaction (as defined below) occurring with Investors who the Placement Agent had contacted during the Term or introduced to the Company during the Term, including, but not limited to, in-person, via email, telephone or video conference.

The term “Transaction” shall include, without limitation, public and private equity, equity-linked, convertible or debt (excluding commercial bank debt) offerings of the Company, any investment in (whether in one or a series of transactions) the assets or the capital stock of the Company, through any proposed merger, consolidation, joint venture or other business/strategic combination with or involving the Company or any event which results in the transfer of control of or a material interest in the Company or of all or a substantial amount of the assets thereof, as well as any recapitalization or restructuring of the Company by the current owners, a third party or any combination thereof, or any other form of transaction which results in the effective acquisition of the principal business and operations of the Company.

Section 15. General Provisions.

(a) This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Placement Agent has acted at arm’s length, is not an agent of, and owes no fiduciary duties to the Company or any other person, (ii) the Placement Agent owes the Company only those duties and obligations set forth in this Agreement and (iii) the Placement Agent may have interests that differ from those of the Company. The Company waives, to the full extent permitted by applicable law, any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the Offering of the Securities.

[The remainder of this page has been intentionally left blank.]

[SIGNATURE PAGE TO THE PLACEMENT AGENCY AGREEMENT]

If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

dominari securities llc

By:	/s/ Eric Newman
Name:	Eric Newman
Title:	Executive Vice President, Global Head of Investment Banking

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

DATACENTREX, INC.

By:	/s/ Parker Scott
Name:	Parker Scott
Title:	Chief Executive Officer

Schedule 1

List of Lock-Up Parties

No.	Name	Title
1	Parker Scott	Chief Executive Officer and Director
2	Robert Steele	Chief Financial Officer and Director
3	Christopher Ensey	Director
4	Allan Evans	Director
5	Christopher R. Moe	Director

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